UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 4, 2021

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Sempra Energy Common Stock, without par value	SRE	NYSE

Sempra Energy 6.75% Mandatory Convertible Preferred Stock, Series B, $100 liquidation preference	SREPRB	NYSE

Sempra Energy 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Purchase and Contribution Agreement

On April 4, 2021, Sempra Energy (the “Company”) and its wholly owned subsidiary, Sempra Global, entered into a purchase and contribution agreement (the “Purchase Agreement”) with KKR Pinnacle Aggregator L.P., an affiliate of Kohlberg Kravis Roberts & Co. L.P. (“KKR”), pursuant to which KKR will acquire for an aggregate purchase price of $3.37 billion (the “Purchase Price”), subject to the adjustments described below, newly designated Class A Units representing 20% of the equity interests of Sempra Global (the “Transaction”). Prior to the closing of the Transaction (the “Closing”), the Company will conduct an internal reorganization (the “Restructuring”) to consolidate the assets of its liquefied natural gas business and its ownership in Infraestructura Energética Nova, S.A.B. de C.V. (“IEnova”) under Sempra Global, which will be renamed Sempra Infrastructure Partners (“SIP”).

The Company currently indirectly owns 70.2% of the outstanding ordinary shares of IEnova and intends to launch a stock-for-stock exchange offer to acquire the shares it does not currently own (the “Exchange Offer”). Under the terms of the Purchase Agreement, KKR will be acquiring its indirect interest in IEnova at $4.13 per IEnova ordinary share. This price is calculated using the proposed exchange ratio for the Exchange Offer of 0.0313 shares of the Company’s common stock for each ordinary share of IEnova that was announced by the Company on December 2, 2020, and the closing price of the Company’s common stock on April 1, 2021, the last trading day immediately preceding the date of the Purchase Agreement. To the extent that the Company does not acquire all of the outstanding shares of IEnova in the proposed Exchange Offer prior to Closing, the Purchase Agreement provides that the Purchase Price will be adjusted downward at Closing in an amount equal to 20% of the number of IEnova ordinary shares that are not held directly or indirectly by the Company multiplied by the $4.13 per share amount described above. If the Company later acquires additional shares of IEnova after the Closing, the Purchase Agreement provides a mechanism whereby KKR will purchase 20% of such additional shares from the Company and the Company and KKR will then contribute all such additional shares to SIP.

At the Closing, SIP is expected to have approximately $8.37 billion of direct and indirect net debt. As of December 31, 2020, the Company’s proportionate share of net debt at Cameron LNG Holdings, LLC was approximately $4.05 billion. There will be a customary adjustment to the Purchase Price to the extent SIP’s actual net debt at Closing is greater or less than the expected amount.

Pursuant to the Purchase Agreement, the parties have made customary representations and warranties and agreed to various customary covenants that apply between the date the Purchase Agreement was executed and the Closing, including, among others, covenants by the Company to conduct the business of Sempra Global and its subsidiaries in the ordinary course and take all actions necessary to cause the Restructuring to occur as promptly as reasonably practicable. The representations and warranties do not survive the Closing, subject to exceptions for fraud. In addition, prior to Closing, the Company has agreed not to enter into certain material transactions or take certain material actions and, except as required by applicable law, change or propose to amend certain terms of the proposed Exchange Offer in a manner that would adversely affect KKR in any material respect, in each case without the consent of KKR. Pursuant to the Purchase Agreement, the Company has agreed to indemnify SIP for, among other things, certain losses arising from liabilities of SIP and its subsidiaries to the extent not primarily relating to the undertaking of the business of SIP, and the Company has agreed to indemnify KKR for losses attributable to pre-Closing taxes. The indemnity obligations are the sole and exclusive remedy of the parties following Closing, subject to exceptions for fraud.

The consummation of the Transaction is subject to receipt of regulatory approval in Mexico by the Comisión Federal de Competencia Económica and in the United States by the Federal Energy Regulatory Commission; certain other third-party approvals; the completion of the Restructuring; the absence of a material adverse effect on the assets, businesses, properties, liabilities, financial condition or results of operations of the businesses and assets that are the subject of the Transaction taken as a whole, subject to certain exceptions; and other customary closing conditions. If the Closing has not occurred on or before October 5, 2021, any party may generally terminate the Purchase Agreement. The Company will be entitled to receive a reverse termination fee of $134.8 million from KKR if KKR fails to receive its financing proceeds by the Closing and the transactions contemplated by the Purchase Agreement are otherwise ready to be consummated.

The Company has also entered into an accommodation and support agreement under which KKR, during the period beginning on the 31st day after the Closing through December 31, 2025, may request one or more disbursements up to an aggregate amount of $300 million. Any amounts disbursed will be repaid in full no later than the eighth anniversary of the date of Closing and will bear compound interest at 5% per annum.

Limited Partnership Agreement

At the Closing, the Company and KKR will enter into a limited partnership agreement (the “LP Agreement”), which will govern their respective rights and obligations in respect of their ownership of SIP. The Company will generally maintain control of SIP as the 80% owner with KKR having certain customary minority protections.

SIP will initially have two authorized class of units, designated as “Class A Units” (which are common voting units) and “Sole Risk Interests” (which are further described below and shall be non-voting and not considered in the calculation of each member’s respective ownership interests, subject to certain restrictions).

Under the LP Agreement, SIP’s general partner will initially be managed by a board of managers comprised of members designated by the Company and by KKR. Except as described below, matters will be decided by majority vote. The managers designated by the Company and the managers designated by KKR will each, as a group, have voting power equivalent to the ownership percentage of their respective designating member. However, SIP and its controlled subsidiaries will be prohibited from taking certain actions without the prior written approval of KKR (subject to KKR maintaining certain ownership thresholds in SIP), including, among other things and in each case subject to certain exceptions and limitations, (i) redeeming units or making distributions to its limited partners other than on a pro rata basis and as expressly permitted under the LP Agreement, (ii) transferring, disposing or issuing equity securities in any subsidiary of SIP that is undertaking or is the owner of any project that has received a final investment decision if following such transfer, disposition or issuance, SIP will no longer directly or indirectly hold at least 50% of the outstanding equity securities of such subsidiary or result in a material reduction in SIP’s direct or indirect governance rights with respect to such subsidiary, (iii) approving certain capital expenditures, or entering into, amending or terminating certain material contracts (including affiliate arrangements with the Company), (iv) generally incurring indebtedness over a certain threshold, (v) making any final investment decision for material projects, (vi) appointing a replacement Chief Executive Officer of SIP, Sempra LNG or IEnova, (vii) making material dispositions or entering into, materially amending or terminating any contract for material acquisitions, and (viii) settling material litigation.
The LP Agreement will contain certain default remedies if the Company or KKR fails to fund any amounts required to be funded under the LP Agreement. If the Company or KKR both make a final investment decision on a project or otherwise approve a capital need, then the failure of either partner to fund a capital call in respect thereof would result in the loss of the right to transfer the defaulting partner’s units, the loss of distribution rights, the loss of certain rights in connection with transfers by the non-defaulting partner and the loss of approval rights over board actions until such default is cured. Any such default can be cured by the non-defaulting partner by either waiving the default, making a loan on behalf of the defaulting partner or contributing equity that would result in accelerated dilution to the defaulting partner. The failure to fund any other capital calls results in simple pro rata dilution of the non-contributing partner.

If KKR approves the Company’s request that a project not be pursued jointly, or if KKR decides not to participate in any proposed project for which the Company nevertheless desires to make a positive final investment decision, the Company will be permitted to proceed with such project either independently through a different investment vehicle or as a “Sole Risk Project” within SIP and receive “Sole Risk Interests” in respect thereof. Sole Risk Projects will be separated from other SIP projects and will be conducted at the Company’s sole cost, expense and liability and the Company will receive, through the acquisition of Sole Risk Interests, all economic and other benefits from any such proposed projects. KKR will not be entitled to any benefits or rights in respect of any Sole Risk Project. The Company would retain its interests in any Sole Risk Projects in SIP through Sole Risk Interests, which are not subject to the same restrictions applicable to Class A Units described above. Upon the formation of SIP, the Guaymas-El Oro segment of the Sonora pipeline at IEnova will constitute a Sole Risk Project.

The LP Agreement will also require that SIP distribute to the Company and KKR at least 85% of distributable cash flow of SIP and its subsidiaries on a quarterly basis, subject to certain exceptions and reserves. Generally, distributions from SIP will be made to the Company and KKR on a pro rata basis in accordance with their respective ownership interests in SIP. However, KKR will be entitled to certain priority distributions in the event of material deviations between certain specified projected cash flows and the actual cash flows for, among other things, (i) distributions from Ventika, S.A.P.I. de C.V. and Ventika II, S.A.P.I. de C.V., subsidiaries of IEnova that own two adjacent wind power generation facilities, (ii) certain cost reductions and savings of SIP and its subsidiaries related to shared services and financing for the consolidated operations of SIP, (iii) the revenues (minus cost of sales) from Sempra Gas and Power Marketing, LLC and certain successor companies thereof, and (iv) certain revenues associated with agreements with Shell Mexico Gas Natural, S. de R.L. de C.V. and Gazprom Marketing & Trading Mexico, S. de R.L. de C.V. that provide them capacity at IEnova’s liquefied natural gas regasification facility, in each case subject to certain exceptions and limitations. Additionally, KKR will be entitled to certain priority distributions in the event certain targeted proposed projects have either not received a positive final investment decision or have not had projected internal rates of return over a specified threshold, among other items, and in the event the Guaymas-El Oro segment of the Sonora pipeline does not return to service by a specified date, or has returned to service by such specified date and KKR has elected to keep such segment of the pipeline as a Sole Risk Project.

In addition, under the LP Agreement both parties are granted customary registration rights in the event of an initial public offering of SIP and are subject to certain restrictions on transfers of their interests in SIP. In respect of transfers, both the Company and KKR are generally restricted from transferring their interests in SIP to third parties (other than pursuant to certain specified permitted transfers) for the first 90 days following entry into the LP Agreement. Thereafter, transfers by KKR will generally be subject to a right of first offer of the Company and transfers by the Company to institutional investors for cash are generally subject to a limited right of early consultation in favor of KKR. Additionally, KKR will be granted co-sale rights in respect of transfers by the Company of over 50% of the equity interests of SIP (other than pursuant to certain specified permitted transfers). Under the LP Agreement, the Company will be granted customary drag-along rights in connection with the sale of SIP, provided that KKR obtains certain minimum return thresholds in such sale.

Additional Information and Where to Find It

The proposed stock-for-stock exchange offer will be submitted to shareholders of Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) for their consideration. In connection with the proposed exchange offer, Sempra Energy has filed a registration statement with the U.S. Securities and Exchange Commission (SEC), which includes a prospectus relating to the offer and sale of the Sempra Energy common stock to be issued in the exchange offer, and has filed a prospectus and registration statement offering memorandum with the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) (CNBV). Shareholders are urged to read the registration statements carefully and in their entirety, along with any other relevant documents or materials filed or to be filed with the SEC or the CNBV in connection with the proposed exchange offer or incorporated by reference in the registration statements, because they contain important information about the proposed exchange offer and the parties thereto. The registration statements and other documents are available free of charge at the SEC’s internet website, www.sec.gov, and on the CNBV’s website at www.gob.mx/cnbv. The registration statements and other pertinent documents may also be obtained free of charge by directing a written request to Sempra Energy, Attn: Corporate Secretary, at 488 8th Avenue, San Diego, California 92101.

Neither this report nor the information contained herein shall constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in the United States or Mexico will be made except pursuant to an effective registration statement and by means of the prospectus included in such registration statement and the related materials filed with the SEC and the CNBV. The securities discussed herein will not be offered or acquired until the CNBV has authorized the proposed exchange offer, as provided for in the Mexican Securities Act (Ley del Mercado de Valores), and the SEC has declared effective the registration statement related to the proposed exchange offer that has been filed.

Certain Information Concerning Participants

Sempra Energy and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of tenders of securities in connection with the proposed exchange offer. Information about Sempra Energy’s directors and executive officers is included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021.

Forward-Looking Statements

This report contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed in any forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements in this report include any statements regarding the ability to complete the proposed transactions described herein on the anticipated timeline or at all, the anticipated benefits of these transactions if completed, the projected impact of these transactions on Sempra Energy’s performance or opportunities, and any other statements regarding Sempra Energy’s expectations, beliefs, plans, objectives or prospects or future performance or financial condition as a result of or in connection with these transactions. In this report, forward-looking statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “target,” “outlook,” “maintain,” “continue,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: the timing of the proposed transactions described herein; the ability to satisfy the conditions to closing these transactions; the ability to obtain regulatory approvals necessary to complete these transactions; the ability to achieve the anticipated benefits of these transactions; the effect of this communication on Sempra Energy’s or IEnova’s stock prices; transaction costs; the diversion of management time on transaction-related issues; the effects on these transactions of industry, market, economic, political or regulatory conditions outside of Sempra Energy’s control; the effects on these transactions of disruptions to Sempra Energy’s or IEnova’s respective businesses; California wildfires, including the risks that we may be found liable for damages regardless of fault and that we may not be able to recover costs from insurance, the wildfire fund established by California Assembly Bill 1054 or in rates from customers; decisions, investigations, regulations, issuances or revocations of permits and other authorizations, renewals of franchises, and other actions by (i) the Comisión Federal de Electricidad, California Public Utilities Commission (CPUC), U.S. Department of Energy,

Public Utility Commission of Texas, and other regulatory and governmental bodies and (ii) states, counties, cities and other jurisdictions in the U.S., Mexico and other countries in which we do business; the success of business development efforts, construction projects and major acquisitions and divestitures, including risks in (i) the ability to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) the ability to realize anticipated benefits from any of these efforts if completed, and (iv) obtaining the consent of partners or other third parties; the resolution of civil and criminal litigation, regulatory inquiries, investigations and proceedings, and arbitrations, including, among others, those related to the natural gas leak at Southern California Gas Company’s (SoCalGas) Aliso Canyon natural gas storage facility; the impact of the COVID-19 pandemic on our capital projects, regulatory approval processes, supply chain, liquidity and execution of operations; actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow on favorable terms and meet our substantial debt service obligations; moves to reduce or eliminate reliance on natural gas and the impact of volatility of oil prices on our businesses and development projects; weather, natural disasters, pandemics, accidents, equipment failures, explosions, acts of terrorism, computer system outages and other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires and subject us to liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of electric power and natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, limitations on the withdrawal of natural gas from storage facilities, and equipment failures; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses, and the confidentiality of our proprietary information and the personal information of our customers and employees; expropriation of assets, failure of foreign governments and state-owned entities to honor their contracts, and property disputes; the impact at San Diego Gas & Electric Company (SDG&E) on competitive customer rates and reliability due to the growth in distributed and local power generation, including from departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation, and the risk of nonrecovery for stranded assets and contractual obligations; Oncor Electric Delivery Company LLC’s (Oncor) ability to eliminate or reduce its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; volatility in foreign currency exchange and interest and inflation rates and commodity prices and our ability to effectively hedge these risks; changes in tax and trade policies, laws and regulations, including tariffs and revisions to international trade agreements that may increase our costs, reduce our competitiveness, or impair our ability to resolve trade disputes; and other uncertainties, some of which may be difficult to predict and are beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the SEC. These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on the company's website, www.sempra.com. Investors should not rely unduly on any forward-looking statements.

Sempra North American Infrastructure, Sempra LNG, Sempra Mexico, Sempra Texas Utilities, Oncor and IEnova are not the same companies as the California utilities, SDG&E or SoCalGas, and Sempra North American Infrastructure, Sempra LNG, Sempra Mexico, Sempra Texas Utilities, Oncor and IEnova are not regulated by the CPUC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: April 5, 2021	By: /s/ Peter R. Wall
Peter R. Wall Senior Vice President, Controller and Chief Accounting Officer